Exhibit 99.1

Eastside Distilling Reports Fourth Quarter 2022 Financial Results

Company to Host Conference Call at 5:00pm ET Today

PORTLAND, Oregon, March 31, 2023 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a consumer-focused beverage company that builds craft inspired experiential brands and high-quality artisan products around premium spirits, digital can printing, co-packing and mobile filling, reported fourth quarter and year end 2022 financial results for the period ended December 31, 2022.

Fourth Quarter 2022 Highlights:

●	Raised $5.2 million of cash during the quarter and $0.3 million subsequent to year-end; proceeds used to fund working capital
●	Significant reduction in operating costs
●	Improved spirits gross sales over 50% for the year despite challenging business environment

“We made substantial progress in improving our business and are reaching news milestones in digital printing, while we continue to implement key restructuring initiatives in our spirits business. I expect meaningful improvements in our performance in 2023,” said Geoffrey Gwin, Eastside’s CEO.

Financial Results

Gross sales for the year ending December 31, 2022 increased to $14.3 million from $12.9 million for the year ending December 31, 2021 due to the sale of nearly 1,450 barrels for gross proceeds of $4.4 million. Craft C+P sales decreased due to competitive pressure in the legacy mobile canning business. In addition, anticipated sales from digital printing did not materialize fast enough to offset the decline in mobile canning.

Gross profit for the year ending December 31, 2022 decreased to $2.4 million from $2.9 million for the year ending December 31, 2021. Gross margin was 18% for the year ending December 31, 2022 as the Company continues to ramp up digital printing. Spirits margins increased primarily due to excess bulk spirits sales.

Operating costs for the year ending December 31, 2022 decreased to $9.1 million from $9.8 million for the year ending December 31, 2021 primarily related to decreased professional fees and compensation, partially offset by increased rent as the Company entered into additional leases to support new business initiatives.

Net loss for the year ending December 31, 2022 increased to $16.4 million from $2.2 million for the year ending December 31, 2021. The Company reported adjusted EBITDA of $(4.4) million and $(4.8) million for the years ending December 31, 2022 and 2021, respectively. (See description of adjusted EBIDTA in “Use of Non-GAAP Measures” below.)

During the fourth quarter, the Company delivered 8,014 cases of spirits. Of that total, Portland Potato Vodka represented 5,000 cases. Azuñia volumes continue to cycle higher volumes from last year—volumes that were not profitable and Burnside’s volume was not enough to offset the successful 2021 holiday programming. The following table details cases delivered during the quarters and years ending December 31, 2022 and 2021:

	Three Months Ended December 31,				Twelve Months Ended December 31,
9 Liter Cases	2022	2021	Change	%	2022	2021	Change	%
Azuñia	1,784	2,032	(248)	-12%	6,920	11,491	(4,571)	-40%
Burnside	1,039	1,299	(260)	-20%	3,756	4,615	(859)	-19%
Hue-Hue	101	109	(8)	-7%	378	368	10	3%
Portland Potato Vodka	4,967	4,721	246	5%	18,911	19,094	(183)	-1%
Eastside Brands	123	203	(80)	-39%	453	345	108	31%
Legacy Brands	-	24	(24)	-100%	14	386	(372)	-96%
	8,014	8,388	(374)	-4%	30,432	36,299	(5,867)	-16%

The Company ended the quarter with cash of $0.7 million. During the quarter, the Company raised $5.2 million and paid down $3.7 million of debt.

The Company will give further updates on its earnings conference call.

Use of Non-GAAP Measures

Eastside Distilling’s management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of adjusted EBITDA as a supplement to GAAP results. Management believes this non-GAAP measure provides useful information about the Company’s operating results and assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items. The table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Fourth Quarter 2022 Conference Call Details

Date and Time: Friday, March 31, 2023 at 5:00pm ET

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls.

Presentation Information: Slides relating to this earnings release can be found on the Company’s website in the Events and Presentations section of the Investor page at https://www.eastsidedistilling.com/events-and-presentations

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, replay access code #6918006. A webcast replay will be available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon, since 2008. The Company is distinguished by its highly decorated product lineup that includes Azuñia Tequilas®, Burnside Whiskeys®, Hue-Hue Coffee Rum®, and Portland Potato Vodkas®. All Eastside spirits are crafted from natural ingredients for quality and taste. Eastside’s Craft Canning + Printing subsidiary is one of the Northwest’s leading independent mobile canning, co-packing and digital can printing businesses.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements that reflect our expectations or anticipations rather than historical fact. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions, general competitive factors, the impact of COVID-19 and related business disruption, the Company’s ongoing financing requirements and ability to achieve financing, acceptance of the Company’s products in the market, the Company’s success in obtaining new customers, the Company’s ability to execute its business model and strategic plans, and other risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). A detailed discussion of the most significant risks can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K. The Company assumes no obligation to update the cautionary information in this press release.

Financial Summary Tables

The following financial information should be read in conjunction with the unaudited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-K for the period ended December 31, 2022, which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.eastsidedistilling.com/investors.

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2022 and 2021

Dollars in thousands, except share and per share

	2022	2021

Assets
Cash	$723	$3,276
Trade receivables, net	876	1,446
Inventories	4,442	6,510
Prepaid expenses and current assets	579	2,873
Total current assets	6,620	14,105
Property and equipment, net	5,741	2,163
Right-of-use assets	2,988	3,211
Intangible assets, net	5,758	13,624
Other assets, net	369	457
Total Assets	$21,476	$33,560

Liabilities and Stockholders’ Equity
Accounts payable	$1,728	$1,265
Accrued liabilities	1,509	833
Deferred revenue	18	-
Current portion of secured credit facilities, net of debt issuance costs	3,442	5,725
Note payable, related party	4,598	-
Current portion of notes payable	-	894
Current portion of lease liabilities	991	781
Other current liability, related party	725	-
Total current liabilities	13,011	9,498
Lease liabilities, net of current portion	2,140	2,498
Note payable, related party	92	92
Notes payable, net of current portion	7,749	8,073
Total liabilities	22,992	20,161
Stockholders’ equity:
Common stock, $0.0001 par value; 35,000,000 shares authorized; 16,199,269 and 14,791,449 shares issued and outstanding as of December 31, 2022 and 2021, respectively	2	1
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 2,500,000 shares issued and outstanding as of both December 31, 2022 and 2021	-	-
Additional paid-in capital	73,503	72,003
Accumulated deficit	(75,021)	(58,605)
Total stockholders’ equity (deficit)	(1,516)	13,399
Total Liabilities and Stockholders’ Equity	$21,476	$33,560

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 2022 and 2021

(Dollars and shares in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Sales	$2,360	$2,752	$14,327	$12,890
Less customer programs and excise taxes	51	158	444	496
Net sales	2,309	2,594	13,883	12,394
Cost of sales	2,457	1,996	11,442	9,484
Gross profit	(148)	598	2,441	2,910
Operating expenses:
Sales and marketing expenses	547	527	2,625	2,614
General and administrative expenses	1,291	1,772	6,407	6,777
(Gain) loss on disposal of property and equipment	(43)	(2)	58	419
Total operating expenses	1,795	2,297	9,090	9,810
Loss from operations	(1,943)	(1,699)	(6,649)	(6,900)
Other income (expense), net
Interest expense	(240)	(369)	(2,216)	(1,254)
Impairment loss	(7,453)	-	(7,453)	-
Other income (expense)	(73)	(142)	52	2,100
Total other income (expense), net	(7,766)	(511)	(9,617)	846
Loss before income taxes	(9,709)	(2,210)	(16,266)	(6,054)
Provision for income taxes	-	-	-	-
Net loss from continuing operations	(9,709)	(2,210)	(16,266)	(6,054)
Net income (loss) from discontinued operations	-	(11)	-	3,858
Net loss	(9,709)	(2,221)	(16,266)	(2,196)
Preferred stock dividends	(37)	(27)	(150)	(27)
Deemed dividend-debt extinguishment	-	-	-	(2,288)
Net loss attributable to common shareholders	$(9,746)	$(2,248)	$(16,416)	$(4,511)

EPS:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Basic and diluted net loss per common share	$(0.62)	$(0.16)	$(1.07)	$(0.35)
Basic and diluted weighted average common shares outstanding	15,705	14,496	15,337	12,708

Eastside Distilling, Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31, 2022 and 2021

(Dollars in thousands)

Segments:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Spirits
Sales	$1,115	$1,368	$8,701	$5,672
Net sales	1,064	1,210	8,357	5,176
Cost of sales	925	754	5,101	3,743
Gross profit	139	456	3,256	1,433
Total operating expenses	901	1,271	4,496	5,634
Net income (loss)	(8,520)	(1,324)	(10,917)	155

Craft C+P
Sales	$1,245	$1,384	$5,626	$7,218
Net sales	1,245	1,384	5,526	7,218
Cost of sales	1,532	1,242	6,341	5,741
Gross profit	(287)	142	(815)	1,477
Total operating expenses	894	1,026	4,594	4,176
Net loss	(1,189)	(897)	(5,349)	(2,351)

EBITDA Reconciliation:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$(9,709)	$(2,221)	$(16,266)	$(2,196)
Add:
Interest expense	240	369	2,216	1,254
Depreciation and amortization	416	334	1,520	1,237
EBITDA	(9,053)	(1,518)	(12,530)	295
(Gain) loss on disposal of property and equipment	(43)	(2)	58	419
Impairment loss	7,453	-	7,453	-
Gain on termination of license agreement	-	-	-	(2,850)
Forgiveness of debt - PPP	-	-	-	(1,448)
Remeasurement of deferred consideration	-	-	-	(750)
Gain on disposal of offsite inventory	-	-	-	(1,047)
Stock compensation	17	44	663	621
Adjusted EBITDA	$(1,626)	$(1,476)	$(4,356)	$(4,760)

INVESTOR RELATIONS CONTACT: Amy Brassard, (503) 542-7420, ir@eastsidedistilling.com

This information is being distributed to you by: Eastside Distilling, Inc.

2321 NE Argyle Street, Unit D, Portland, Oregon 97211